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                                  SCHEDULE 14A

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant toss.240.14a-12
 ...............................................................................

                            CROGHAN BANCSHARES, INC.
 ...............................................................................

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

         1)    Title of each class of securities to which transaction applies:

 ...............................................................................

         2)    Aggregate number of securities to which transaction applies:

 ...............................................................................

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determine):

 ...............................................................................

         4)    Proposed maximum aggregate value of transaction:

 ...............................................................................

         5)    Total fee paid:

 ...............................................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
 ...............................................................................

         2)       Form, Schedule or Registration Statement No.:
 ...............................................................................

         3)       Filing Party:
 ...............................................................................

         4)       Date Filed:
 ...............................................................................
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                            CROGHAN BANCSHARES, INC.
                               323 CROGHAN STREET
                               FREMONT, OHIO 43420

                          SUPPLEMENT TO PROXY STATEMENT

         This Supplement to Proxy Statement of Croghan Bancshares, Inc. (the "Company") amends and replaces the "Audit Committee Report" included in the Company's Proxy Statement dated March 30, 2001, for use in connection with the Annual Meeting of Shareholders to be held on May 8, 2001.

                             AUDIT COMMITTEE REPORT

         Audit Committee: The Board of Directors of the Bank has an Audit Committee that functions as the Audit Committee for the Company and the Bank and is comprised of Stephen A. Kemper, Daniel W. Lease and Gary L. Zimmerman. The function of the Audit Committee is to review the adequacy of the Company's system of internal controls, to investigate the scope and adequacy of the work of the Company's independent and internal auditors and to recommend to the Board of Directors a firm of accountants to serve as the Company's independent auditors. The Audit Committee met six (6) times during the 2000 fiscal year.

         Audit Committee Independence: The Company's Board of Directors reviewed the relationships among the Company and the three members of the Audit Committee, Mr. Kemper, Mr. Lease and Mr. Zimmerman, and determined that all three members of the Audit Committee are "independent" and are able to exercise independent judgement in carrying out their responsibilities as directors and as members of the Audit Committee. In making such determination, the Company relied upon the definition of "independence" as set forth under Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers.

         Audit Committee Report: The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

         The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Audit Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company's accounting principles, the auditors' independence from management and the Company and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the matters in the written disclosures required by the Independence Standards Board.

         The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits.
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         In reliance on the reviews and discussions referred to above, the Audit
Committee recommended to the Board of Directors of the Company (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

         The Company has not adopted a charter for the Audit Committee.

Submitted by the members of the Audit Committee.

Stephen A. Kemper, Daniel W. Lease, Chairman, & Gary L. Zimmerman




March 30, 2001